Exhibit 10.2

Execution Version

19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

To:	Profusa, Inc.

626 Bancroft Way, Suite A

Berkeley, CA

Attention: Fred Knechtel, CFO

Amendment No. 2 to Amended Senior Secured Convertible Promissory Note

December 22, 2025

Re: Amendment No. 1

Dear Fred:

Reference is made to that certain Senior Secured Convertible Promissory Note, dated as of February 11, 2025 (as previously amended, restated, supplemented or otherwise modified, including pursuant to that certain Amendment No. 1 dated August 25, 2025, the “Note”), issued by Profusa, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), for the benefit of Ascent Partners Fund LLC, a Delaware limited liability company (together with its successors and registered assigns, the “Holder”), is entered into as of December 22, 2025, by and among the Company, the Holder, and, solely for purposes of the reaffirmations herein, the other Company Parties party to the Note and related Transaction Documents. Capitalized terms used but not defined herein have the meanings set forth in the Note or, if not defined therein, in the Securities Purchase Agreement, dated as of February 11, 2025, by and among the Company and the Holder (as amended, the “Purchase Agreement”). By way of clarification, the modification of Section 2(a) of the Note addressed in Section 2 below reflects that understanding of the parties concluded at the time of the execution of Amendment No. 1 that failed to be reflected in Amendment No. 1.

Subject to the terms and conditions set forth herein, and effective on (i) the date hereof and (ii) the date of payment of all Obligations due on or before, but after giving effect to, the effective date of this amendment (including payment of the Amendment Fee and all other costs, expenses and fees due under any Transaction Document after giving effect to this amendment and invoiced prior to such effective date) (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Purchase Agreement

●	None

Note

●	Section 2(b)-Amendment to Mandatory Prepayments (Equity Line of Credit). Section 2(b) of the Note (Mandatory Prepayments) is hereby amended by deleting the reference to “17.5%” in the clause addressing Subsequent Offerings that are an Equity Line of Credit and replacing it with “33.3%,” such that, for any Subsequent Offering that is an Equity Line of Credit, the Mandatory Prepayment Amount shall equal thirty-three and three tenths percent (33.3%) of the net proceeds of such Equity Line of Credit. For clarity, the 25% prepayment for Subsequent Offerings other than an Equity Line of Credit remains unchanged.

●	Section 2(a)-Amortization of Principal. Elimination of Amortization Schedule and Related Payments.

a. Section 2(a) of the Note (Amortization of Principal) is hereby deleted in its entirety and replaced with “Reserved.” The Company shall have no obligation to make any monthly Amortization Payments, and the payment schedule set forth on Schedule 2 to the Note is deleted in its entirety. All references in the Note and any other Transaction Document to “Amortization Payment,” “Amortization Payment Date,” and “Schedule 2” are hereby deleted and of no further force or effect. For the avoidance of doubt, all Obligations (including the remaining principal and accrued and unpaid interest) shall remain due and payable on the Maturity Date or as otherwise provided in the Note.

b. Conforming Change to Section 2(d). In Section 2(d) of the Note (Interest), the sentence that begins with “provided, that, if such principal repayment is a regularly scheduled Amortization Payment set forth on Schedule 2” is hereby deleted in its entirety, and all cross-references therein to Amortization Payments are of no further force or effect. For clarity, interest (including any Minimum Interest Amount) will continue to be paid in Common Stock at the Amortization Price to the extent and on the conditions set forth in the Note.

c. Defined Terms. The defined terms “Amortization Payment” and “Amortization Payment Date” are deleted from Section 1 of the Note and any other Transaction Document. For clarity, the defined term “Amortization Price” shall remain in effect for all purposes for which it is used in the Note, including, without limitation, interest or other payments permitted to be made in Common Stock.

●	No Other Changes. Except as expressly amended pursuant to Sections 1 and 2 above, the Note, as previously amended by Amendment No. 1 dated August 25, 2025 (including the Floor Price and the Conversion Price mechanics set forth therein), remains unmodified, in full force and effect, and is hereby ratified and confirmed in all respects. Without limitation, all provisions regarding the Floor Price and the Alternate Conversion Price as set forth in Amendment No. 1 remain unchanged.

●	Reaffirmation; Liens Unimpaired. Each Company Party reaffirms (a) all of its obligations and liabilities under the Transaction Documents (as amended hereby) and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, which shall continue to secure the Obligations.

This amendment is a Transaction Document and is limited as written. As of the date first written above, each reference in the Purchase Agreement or the Note to “this Agreement,” “this Note,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement or the Note (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement or, as the case may be, the Note as modified thereby, and the provisions in this amendment amending the Purchase Agreement and the Note shall be read together and construed as a single agreement with the Purchase Agreement or, as the case may be, the Note. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Note.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this amendment by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) in Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Collateral Agent may, in its sole discretion upon notice to the Company, elect to terminate this amendment, at which point this amendment (including the provisions requiring payment of the Amendment Fee) will be of no further force and effect.

[Signature Page Follows]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Holder

By:
Name:
Title:

Accepted and Agreed
As of the Date First Written Above:

Profusa, Inc., a Delaware corporation
By:
Name:
Title:

Profusa, Inc., a California corporation (as Company Party)
By:
Name:
Title:

Ben Hwang (as Company Party)
By:

Bill McMillian (as Company Party)
By:

Northview Sponsor I LLC (as Company Party)
By:
Name:
Title:

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